Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Starks, John C. Heinmiller and Kevin T. O’Malley, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the Quest Medical, Inc. 1995 Stock Option Plan, Quest Medical, Inc. 1998 Stock Option Plan, Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan, Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan, Advanced Neuromodulation Systems, Inc. 2002 Stock Option Plan and Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 7th day of December, 2005, by the following persons:

Signature	Title

/s/ Daniel J. Starks	President, Chief Executive Officer and Chairman
Daniel J. Starks	(principal executive officer)

Executive Vice President and Chief Financial Officer
John C. Heinmiller	(principal financial and accounting officer)

/s/ John W. Brown	Director
John W. Brown

/s/ Richard R. Devenuti	Director
Richard R. Devenuti

/s/ Stuart M. Essig	Director
Stuart M. Essig

/s/ Thomas H. Garrett III	Director
Thomas H. Garrett III

/s/ Michael A. Rocca	Director
Michael A. Rocca

/s/ David A. Thompson	Director
David A. Thompson

/s/ Stefan K. Widensohler	Director
Stefan K. Widensohler

/s/ Wendy L. Yarno	Director
Wendy L. Yarno

/s/ Frank C-P Yin	Director
Frank C-P Yin